PRESS RELEASE

Contact:

Lisa Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

BioScrip Raises $62.5 million in Private Placement of Convertible Preferred Stock and Announces Plan for $20 million Rights Offering

Appoints Christopher Shackelton to BioScrip Board of Directors

ELMSFORD, N.Y., March 09, 2015 – BioScrip, Inc. (NASDAQ: BIOS) (“BioScrip”) today announced the sale of $62.5 million in Series A Convertible Preferred Stock (“Preferred Stock”) to Coliseum Capital Management, LLC (“Coliseum Capital”) and affiliated funds. The Preferred Stock is convertible into 12,088,975 shares of BioScrip’s common stock at a conversion price of $5.17 per share, which was the closing price of BioScrip’s common stock on the NASDAQ Global Market on March 6, 2015. Dividends on the Preferred Stock will be payable quarterly at an annual rate of 8.5% if paid in cash or 11.5% if accrued. As part of the transaction, BioScrip issued to Coliseum Capital warrants for an aggregate of 3.6 million shares of BioScrip stock. Warrants for 1.8 million shares are exercisable at $5.295 per share and warrants for 1.8 million shares are exercisable at $6.596 per share.

In addition, BioScrip intends to conduct a registered rights offering to allow all of BioScrip’s existing stockholders of record, on a date to be determined by the Board, the non-transferable right to purchase their pro rata share of $20.0 million of Preferred Stock and warrants on the same terms as the completed private placement to Coliseum Capital. Coliseum Capital and its affiliates will not participate in the rights offering. Additional details regarding the anticipated rights offering will be included in the Company’s Form S-3, which it intends to file with the Securities and Exchange Commission.

The proceeds from the private placement will be used primarily to reduce BioScrip’s outstanding indebtedness.

Christopher Shackelton, a Co-Founder and Managing Partner of Coliseum Capital, will join the BioScrip Board of Directors effective immediately.

Richard M. Smith, President and Chief Executive Officer of BioScrip, said, “We are pleased to announce this strategic investment by Coliseum Capital which we expect will enhance BioScrip’s financial flexibility. We are excited to welcome Chris to our Board and believe his extensive experience in the healthcare services industry will bring added value to our Company.”

Mr. Shackelton, said, “Coliseum is excited to be partnering with BioScrip. We believe strongly in the benefits of expanding the delivery of home-based healthcare, which start with improved patient care and outcomes, and extend to lower costs for payers. Specifically, we see significant value to the healthcare system from home-based infusion therapy. I am pleased to be joining BioScrip’s Board and I look forward to working with the Company.”

The closing of the private placement occurred today pursuant to a securities purchase agreement in connection with a financing transaction pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder. The securities that were sold in the completed private placement have not been registered under the Securities Act, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements.

The Company intends to file a registration statement with the Securities and Exchange Commission relating to the rights offering. The rights and securities offered for subscription thereunder may not be sold, nor may offers to buy be accepted, prior to the time such registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these rights offering securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cain Brothers & Company LLC served as BioScrip’s financial advisor. Polsinelli PC is serving as legal advisor to BioScrip, and Paul Hastings LLP is serving as legal advisor to Coliseum Capital. Goodwin Procter LLP is serving as legal advisor to Cain Brothers.

About Mr. Shackelton

Christopher Shackelton has significant public company board experience, specifically within the healthcare services industry. He is currently Chairman of Providence Service Corp, a diversified healthcare holding company. He also serves on the board of LHC Group, a post-acute home nursing and hospice company. He was previously Chairman of Rural/Metro Corp, an emergency ambulance company. He is a Co-Founder and Managing Partner at Coliseum Capital Management, LLC. He received a bachelor's degree in Economics from Yale College.

About Coliseum Capital Management, LLC

Coliseum Capital is an investment firm founded in 2005 by Managing Partners Christopher Shackelton and Adam Gray, which focuses on long-term investments in both public and private companies. Coliseum directs capital behind strong management teams, with a willingness to work alongside companies to facilitate further value creation.

About BioScrip, Inc.

BioScrip, Inc. is a leading national provider of infusion and home care management solutions. BioScrip partners with physicians, hospital systems, skilled nursing facilities, healthcare payors, and pharmaceutical manufacturers to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves. BioScrip provides its infusion and home care services from over 70 locations across 29 states.

Forward-Looking Statements – Safe Harbor

This press release includes statements that may constitute "forward-looking statements," including projections of certain measures of the Company's results of operations, projections of certain charges and expenses, and other statements regarding the Company's goals, regulatory approvals and strategy. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," “outlook,” “aim,” "intend," "plan," "believe," "predict," "potential," "continue" or comparable terms. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause or contribute to such differences include but are not limited to risks associated with: the Company's ability to integrate any acquisitions; the Company's ability to grow its Infusion Services segment organically or through acquisitions and obtain financing in connection therewith; its ability to reduce operating costs while sustaining growth; reductions in federal, state and commercial reimbursement for the Company's products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2014. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company's situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.